                                                                EXHIBIT 4(a)(xi)


                   NINTH MODIFICATION OF AMENDED AND RESTATED
                            SECURED CREDIT AGREEMENT
                           AND OTHER RELATED DOCUMENTS


         THIS NINTH MODIFICATION OF AMENDED AND RESTATED SECURED CREDIT AGREEMENT AND OTHER RELATED DOCUMENTS (this "Agreement") is made as of October 21, 1999, by and among PAUL HARRIS STORES, INC., an Indiana corporation ("PH Stores"), PAUL HARRIS MERCHANDISING, INC., an Indiana corporation ("PH Merchandising"), PAUL HARRIS RETAILING, INC., an Indiana corporation ("PH Retailing"), and THE J. PETERMAN COMPANY, an Indiana corporation ("Peterman"), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association, the successor to LaSalle National Bank (herein, together with its successors and assigns, called the "Bank").

         All capitalized terms and phrases, unless defined herein, shall have the specific meanings ascribed to such terms in that certain Secured Credit Agreement originally dated as of October 28, 1993, by and between PH Stores and Bank, as amended and restated by that certain Amended and Restated Secured Credit Agreement dated as of January 20, 1994, as modified and amended by those certain First through Eighth Modifications of the Amended and Restated Secured Credit Agreement, and Related Documents dated as of October 31, 1994, January 31, 1995, September 28, 1995, May 8, 1996, April 9, 1997, November 19, 1998,
February 1, 1999, and April 19, 1999 (as so amended, the "Credit Agreement").

         WHEREAS, Borrower (as that term is defined in the Credit Agreement) has requested that Bank make various modifications to the Credit Agreement and certain of the Related Documents, and Bank has so agreed, on the terms and conditions more specifically set forth herein.

         NOW, THEREFORE, for and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Borrower and Bank do hereby agree as follows:

         1. The preambles to this Agreement are fully incorporated herein by this reference thereto with the same force and effect as though restated herein.

         2. Each definition, numbered section and provision of the Credit Agreement set forth below in this paragraph 2 supersedes and replaces the corresponding definition, numbered section and provision of the Credit Agreement. To the extent that any of the definitions, numbered sections and provisions of the Credit Agreement set forth below in this paragraph 2 do not correspond to any definition, numbered section or provision of the Credit Agreement, such definition, numbered section or provision shall be deemed to have been added to the Credit Agreement as set forth below and in the appropriate order. The Table of Contents to the Credit Agreement shall be understood to have been modified to reflect these changes and incorporated provisions. Accordingly, effective as of October 21, 1999 (the "Modification Date"), the Credit Agreement is modified as set forth below in this paragraph 2:

         (a)
                  ""MAXIMUM REVOLVING CREDIT AVAILABILITY" means, as of any
             given date, the lesser of (i) the Borrowing Base minus the Letter of Credit Reserve minus the Revolving Loan Balance and minus the Term B Loan Balance or (II) $25,000,000 minus the Letter of Credit Reserve minus the Revolving Loan Balance and minus the Term B Loan Balance, each such amount calculated as of such date and subject further to the limitations set forth in Section 2.1.@

         (b)
             "2.1 (a) REVOLVING CREDIT COMMITMENT. On the terms and subject to the conditions set forth in this Agreement, Bank agrees to make Revolving Loans to Borrower and to issue Letters of Credit, pursuant to Section 2.3, for the account of the Borrower, from time to time before the Revolving Credit Termination Date in such aggregate amounts as Borrower may from time to time request but not exceeding at any one time outstanding the lesser of (i) the Borrowing Base or (ii) $25,000,000; provided, however, that the issuance of standby Letters of Credit shall be limited to $1,000,000 in the aggregate. Borrower shall have the right to repay and reborrow any of the Revolving Loans in increments of $100,000 (or $25,000 integral multiples); provided, however, that it shall be a condition precedent to any reborrowing that as of the date of any reborrowing all of the conditions to borrowing set forth in this Agreement shall be satisfied and all representations and warranties made herein shall be true and correct in all material respects as of such date.@

         (c)
             "2.5 REVOLVING LOAN AND TERM B LOAN NON-USE FEE. During the term of this Agreement and continuing until, but excluding, the Maturity Termination Date, Borrower shall pay to Bank, on a quarterly basis, a non-use fee of one-quarter of one percent (0.25%) per annum on the lesser of (i) the excess of (A) $35,000,000.00 over (B) the daily average of the aggregate principal amount of (X) all outstanding Revolving Loans and (Y) all outstanding Term B Loans and (Z) all Letters of Credit for the quarter (or, if applicable, shorter period) then ending and (ii) $15,000,000.00. Such non-use fee shall be payable in arrears on the first day of each May, August, November and February, for the quarters ending on January 31, April 30, July 31 and October 31 of each year during the term of this Agreement and on the Revolving Credit Termination Date."

         3. REFERENCES. All references in the Loan Documents to the Credit Agreement hereby are understood to be to the Credit Agreement as modified hereby.

         4. CONDITIONS TO EFFECTIVENESS. Provided that no unwaived Default or Event of Default shall then exist other than those that would exist but for the execution of this Amendment, this Amendment shall be deemed to be effective as of October 21, 1999 (the "Effective Date"),


                                       2

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provided all of the following conditions are satisfied in a manner, form and substance acceptable to Bank:

             (a) EXECUTION OF AMENDMENT. This Amendment (including the attached Joinder) and a Second Amended and Restated Revolving Note, duly authorized and fully executed, and in form and substance satisfactory to Bank shall have been delivered to Bank.

             (b)  DELIVERY OF OTHER DOCUMENTS.

                  (i) True, complete and accurate copies, duly certified by an officer of each entity comprising Borrower, of all documents evidencing any necessary corporate action, resolutions, consents and governmental approvals, if any, required for the execution, delivery and performance of this Amendment, and the Joinder and any other document, instrument or agreement executed or delivered in connection therewith by the Borrower shall have been delivered to Bank; and

                  (ii) Such other documents, instruments or agreements as the
             Bank may reasonably request shall have been delivered to Bank.

         5. In the event of any conflict among the terms of the Credit Agreement and the Related Documents as modified by this Agreement, the terms of the Credit Agreement as modified by this Agreement shall control. All terms and provisions of the Related Documents corresponding to terms and provisions of the Credit Agreement prior to the date of this Agreement shall be deemed modified in accordance with the terms of this Agreement.

         6. Borrower hereby warrants and represents that (i) Borrower has no defense, offset or counterclaim with respect to the payment of any sum owed to Bank, or with respect to any covenant in the Loan Documents; (ii) Bank, on and as of the date hereof, has fully performed all obligations to Borrower which it may have had or has on and as of the date hereof; and (iii) other than as expressly set forth herein, by entering into this Agreement, Bank does not waive any condition or obligation in the Credit Agreement and the Related Documents.

         7. Borrower hereby agrees to execute and deliver promptly to Bank, at Bank's request, such other documents as Bank, in its reasonable discretion, shall deem necessary or appropriate to evidence the transaction contemplated herein.

         8. Borrower agrees to pay all fees and expenses associated with the consummation of the transactions contemplated in this Agreement, including, without limitation, reasonable fees and expenses of Bank's counsel and related expenses.

         9.  Time is of the essence of this Agreement.

         10. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute one and the same Agreement.


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


         11. Except as otherwise set forth herein to the contrary, the Loan Documents remain unmodified and continue in full force and effect. Borrower hereby reaffirms, confirms and ratifies each and every covenant, condition, obligation and provision set forth in the Credit Agreement and the Related Documents, each as modified hereby.


                                  [END OF PAGE]
















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


         IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have executed and delivered this Agreement as of the day and year first above written.

BORROWER:                                PAUL HARRIS STORES, INC.,
                                         an Indiana corporation

                                         By: /s/ Keith L. Himmel, Jr.
                                            --------------------------------
                                         Name: Keith L. Himmel, Jr.
                                              ------------------------------
                                         Title: Vice President - Finance,
                                              ------------------------------
                                              Controller and Corporate Secretary

                                         PAUL HARRIS MERCHANDISING, INC.,
                                         an Indiana corporation

                                         By: /s/ Keith L. Himmel, Jr.
                                            --------------------------------
                                         Name: Keith L. Himmel, Jr.
                                              ------------------------------
                                         Title: Vice President - Finance,
                                              ------------------------------
                                              Controller and Corporate Secretary


                                         PAUL HARRIS RETAILING INC.,
                                         an Indiana corporation

                                         By: /s/ Keith L. Himmel, Jr.
                                            --------------------------------
                                         Name: Keith L. Himmel, Jr.
                                              ------------------------------
                                         Title: Vice President - Finance,
                                              ------------------------------
                                              Controller and Corporate Secretary


                                         THE J. PETERMAN COMPANY,
                                         an Indiana corporation

                                         By: /s/ Keith L. Himmel, Jr.
                                            --------------------------------
                                         Name: Keith L. Himmel, Jr.
                                              ------------------------------
                                         Title: Vice President - Finance,
                                              ------------------------------
                                              Controller and Corporate Secretary


BANK:                                    LASALLE BANK NATIONAL ASSOCIATION,
                                         a national banking association

                                         By: /s/ Ann H. Ellingsen
                                              ------------------------------
                                         Name: Ann H. Ellingsen
                                              ------------------------------
                                         Title: Vice President
                                              ------------------------------
                                               Commercial Banking
                                              ------------------------------



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                           SECOND AMENDED AND RESTATED
                                 REVOLVING NOTE


$25,000,000.00                                                 CHICAGO, ILLINOIS
                                                          AS OF OCTOBER 21, 1999


         FOR VALUE RECEIVED, PAUL HARRIS STORES, INC., an Indiana corporation PAUL HARRIS MERCHANDISING, INC., an Indiana corporation, PAUL HARRIS RETAILING, INC., an Indiana corporation, and THE J. PETERMAN COMPANY, an Indiana corporation (together with their successors and assigns, "Maker"), jointly and severally, promise to pay to the order of LASALLE BANK NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns, "Bank"), on or before the Revolving Credit Maturity Date, at the Bank's principal office in Chicago, Illinois, the principal sum of TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00), or, if less, the Revolving Loan Balance at such time, plus accrued and unpaid interest thereon and all other charges applicable thereto, all as set forth more fully in that Amended and Restated Secured Credit Agreement dated as of January 20, 1994, among Maker and Bank (as the same may be amended, modified, supplemented or restated from time to time, the "Credit Agreement"). All capitalized terms used but not elsewhere defined herein shall have the same meanings as are ascribed to them in the Credit Agreement.

         This Note is executed to evidence the Revolving Loan described in, and is subject to the terms and conditions of, the Credit Agreement. This Note shall bear interest at the applicable rates set forth in the Credit Agreement, and interest on this Note shall be paid, and principal on this Note shall and may be prepaid, in accordance with the terms of the Credit Agreement.

         Payments of both principal and interest are to be made in the lawful money of the United States of America.

         This Note is secured pursuant to the Credit Agreement and various Collateral Documents referred to therein, and reference is made thereto for a statement of terms and provisions.

         In addition to, and not in limitation of, the foregoing and the provisions of the Credit Agreement hereinabove referred to, Maker further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and expenses, incurred by the holder of this Note in seeking to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.



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         This Note is binding upon Maker and its successors and assigns, jointly and severally, and shall inure to the benefit of the Bank and its successors and assigns. This Note is made under and governed by the laws of the State of Illinois without regard to conflict of laws principles.

         This Note is an amendment and restatement in the entirety of that certain Amended and Restated Revolving Note made by Maker dated April 19, 1999 and is made in substitution and not in payment thereof, and is not intended and shall not be deemed to constitute a novation.








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


         IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have executed and delivered this Note, on a joint and several basis, as of the day and year first above written.

MAKER:                                      PAUL HARRIS STORES, INC.,
                                            an Indiana corporation

                                            By:    /s/ Keith L. Himmel, Jr.
                                               ---------------------------------
                                            Name:  Keith L. Himmel, Jr.
                                                 -------------------------------
                                            Title: Vice President - Finance,
                                                  ------------------------------
                                                   Controller and Corporate
                                                  ------------------------------
                                                   Secretary
                                                  ------------------------------


                                            PAUL HARRIS MERCHANDISING, INC.,
                                            an Indiana corporation

                                            By:    /s/ Keith L. Himmel, Jr.
                                               ---------------------------------
                                            Name:  Keith L. Himmel, Jr.
                                                 -------------------------------
                                            Title: Vice President - Finance,
                                                  ------------------------------
                                                   Controller and Corporate
                                                  ------------------------------
                                                   Secretary
                                                  ------------------------------


                                            PAUL HARRIS RETAILING INC.,
                                            an Indiana corporation

                                            By:    /s/ Keith L. Himmel, Jr.
                                               ---------------------------------
                                            Name:  Keith L. Himmel, Jr.
                                                 -------------------------------
                                            Title: Vice President - Finance,
                                                  ------------------------------
                                                   Controller and Corporate
                                                  ------------------------------
                                                   Secretary
                                                  ------------------------------


                                            THE J. PETERMAN COMPANY,
                                            an Indiana corporation

                                            By:    /s/ Keith L. Himmel, Jr.
                                               ---------------------------------
                                            Name:  Keith L. Himmel, Jr.
                                                 -------------------------------
                                            Title: Vice President - Finance,
                                                  ------------------------------
                                                   Controller and Corporate
                                                  ------------------------------
                                                   Secretary
                                                  ------------------------------








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